UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 14, 2014

________________________

COMVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Quannapowitt Parkway Wakefield, Massachusetts (Address of principal executive offices)		01880 (Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

N/A
(Former Name or Former Address, if changed since last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of a Certain Officer

On November 7, 2014, Comverse, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Narasimha (Gani) Nayak, its former Senior Vice President, Systems and Solutions, pursuant to which Mr. Nayak’s employment with the Company will terminate on December 8, 2014 (the “Separation Date”).

(e) Compensatory Arrangements of a Certain Departing Officer

Under the terms of the Separation Agreement, following the execution by Mr. Nayak of a waiver and release of claims which is not revoked within seven (7) days of its execution by Mr. Nayak, Mr. Nayak will be entitled to receive (i) an aggregate gross amount of $450,000, less lawful deductions, payable as follows: (a) $50,000, less lawful deductions, on the later of (A) the first payroll date after the expiration of the seven (7) day revocation period and (B) January 16, 2015, (b) $175,000, less lawful deductions, payable on February 13, 2015, (c) $75,000 on May 8, 2015, (d) $50,000 on August 14, 2015 and (e) $100,000 on December 4, 2015; (ii) a pro-rata portion of his cash bonus for the fiscal year ending January 31, 2015, less lawful deductions, payable only if any annual bonus is paid to other Company executives, at which case, such payment will made at the same time as such payment is made to executives of the Company, but in no event later than April 15, 2015; (iii) the vesting on the Separation Date of 3,887 restricted stock units (“RSUs”) and 11,243 stock options in accordance with the terms of employment letter dated October 3, 2012, between Mr. Nayak and the Company (the “Employment Agreement”) and the applicable RSU and stock option award agreements; (iv) COBRA premiums contributions by the Company with such contributions ending on the earlier of (a) 12 months from the Separation Date, or (b) the date on which Mr. Nayak becomes eligible for coverage under the group health plan of another employer; and (v) payment of Mr. Nayak’s legal fees in the amount of $10,000.

Under the terms of the Separation Agreement, Mr. Nayak acknowledged and reaffirmed the validity of his post-employment obligations contained in any prior agreement he executed with the Company relating to non-competition, non-solicitation, confidentiality, assignment of inventions, and non-disparagement, including the applicable provisions set forth in the Employment Agreement.

Mr. Nayak further agreed that in the event of his breach of any of his post-employment obligations, (i) the Company would have the right to cease making any payments due under the Separation Agreement, and (ii) Mr. Nayak would be obligated to return to the Company the consideration paid under the Separation Agreement.  However, prior to asserting any such rights under clauses (i) and (ii) of this paragraph, the Company is required to provide Mr. Nayak with a written notice identifying with reasonable specificity the facts and circumstances alleged to constitute a violation of his post-employment obligations and providing Mr. Nayak not less than 10 days to cure or cease the alleged violation. Notwithstanding the forgoing, the Separation Agreement provides that nothing therein shall hinder or delay the Company’s right to initiate legal proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

By:	/s/ Roy S. Luria
Roy S. Luria
Senior Vice President, General Counsel and Corporate Secretary

Date:  November 14, 2014